Exhibit 99.1

VirTra Sets First Quarter 2019 Earnings Call for Monday, May 13, 2019 at 4:30 p.m. ET

TEMPE, Ariz. — May 3, 2019 — VirTra, Inc. (NASDAQ: VTSI), a global provider of training simulators for the law enforcement, military, educational and commercial markets, will hold a conference call on Monday, May 13, 2019 at 4:30 p.m. Eastern time to discuss its financial results for the first quarter ended March 31, 2019. Financial results will be issued in a press release prior to the call.

VirTra management will host the conference call, followed by a question and answer period.

Date: Monday, May 13, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 877-407-8031

International number: 201-689-8031

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through May 27, 2019.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 48710

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

Media Contact:

Susan Lehman

Slehman@virtra.com

510-599-6555

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@liolios.com

949-574-3860